As filed with the Securities and Exchange Commission on July 21, 2023

Registration No. 333-273003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kabushiki Kaisha Mitsui Sumitomo Financial Group

(Exact name of registrant as specified in its charter)

SUMITOMO MITSUI FINANCIAL GROUP, INC.

(Translation of registrant’s name into English)

Japan	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005, Japan

+81-3-3282-8111

(Address and telephone number of registrant’s principal executive offices)

Sumitomo Mitsui Banking Corporation

New York Branch

277 Park Avenue

New York, New York 10172

(212) 224-4000

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

Jon Gray Christopher Kodama Davis Polk & Wardwell LLP Izumi Garden Tower 33F 1-6-1 Roppongi Minato-ku, Tokyo 106-6033, Japan +81-3-5574-2600	Alan G. Cannon Simpson Thacher & Bartlett LLP Ark Hills Sengokuyama Mori Tower 9-10, Roppongi 1-Chome Minato-ku, Tokyo, 106-0032, Japan +81-3-5562-6200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 relates to the registration statement on Form F-3 (Registration No. 333-273003), previously filed by the registrant on June 29, 2023 (the “Registration Statement”), and is being filed for the purpose of updating the Calculation of Filing Fee Tables, filed herewith as Exhibit 107 to the Registration Statement, to identify that $52,700,000,000 in maximum aggregate offering price of unsold securities from the prior registration statement on Form F-3 (File No. 333-261754), originally filed by the registrant on December 20, 2021 and amended by the Post-Effective Amendment No. 1 thereto filed by the registrant on June 29, 2023, are included in the Registration Statement pursuant to Rule 415(a)(6).

The prospectus filed as part of the Registration Statement is not being amended hereby and is, therefore, not included in this Pre-Effective Amendment No. 1.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Article 330 and Article 402, Paragraph 3 of the Companies Act of Japan, or the Companies Act, make the provisions of Articles 643 through 656 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate executive officers. Such provisions, among other things, provide in effect that:

(1) any director or corporate executive officer of a company may demand advance payment of expenses which are considered necessary for the management of affairs of such company entrusted to him or her;

(2) if a director or a corporate executive officer of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor from the company;

(3) if a director or a corporate executive officer has assumed an obligation necessary for the management of the affairs entrusted to him or her, he or she may require the company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4) if a director or a corporate executive officer, without any fault on his or her part, sustains damage through the management of the affairs entrusted to him or her, he or she may demand compensation therefor from the company.

Under Article 404, Paragraph 4 of the Companies Act, a company may not refuse a demand referred to in subparagraphs (1) through (3) above from a director who serves as member of any of the nominating committee, the audit committee or the compensation committee unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the director’s duties.

The form of underwriting agreement filed as an exhibit to this registration statement provides for indemnification and contribution by the underwriters with respect to certain liabilities of directors and officers and other controlling persons of the registrant.

Our directors are, to a limited extent, insured under an insurance policy against damages resulting from their conduct.

Under the Companies Act and our articles of incorporation, we may exempt our non-executive directors from liabilities to us arising in connection with their failure to execute their duties, within the limits stipulated by applicable laws and regulations. Pursuant to such authority, we have entered into a liability limitation agreement with each non-executive director which limits the maximum amount of their liability to us arising in connection with a failure to execute their duties to the greater of either ¥10 million or the minimum liability amount prescribed in applicable laws.

Item 9. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a), (b) and (c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement, incorporated by reference from our registration statement on Form F-3 (Commission file number 333-261754) filed on December 20, 2021

4.1	Senior Indenture dated as of March 9, 2016 between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as senior trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-34919) furnished on March 9, 2016

4.2	First Supplemental Indenture dated as of July 16, 2019 between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as senior trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-34919) furnished on July 16, 2019

4.3	Subordinated Indenture between Sumitomo Mitsui Financial Group, Inc. and The Bank of New York Mellon, as subordinated trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-34919) furnished on September 17, 2019

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Debt Security*

5.1	Opinion of Nagashima Ohno & Tsunematsu**

5.2	Opinion of Davis Polk & Wardwell LLP**

23.1	Consent of KPMG AZSA LLC**

23.2	Consent of Nagashima Ohno & Tsunematsu (included in exhibit 5.1)**

23.3	Consent of Davis Polk & Wardwell LLP (included in exhibit 5.2)**

24.1	Powers of Attorney (included on the signature page)**

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Senior Indenture**

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Subordinated Indenture**

107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference.

**	Previously filed with the Commission with the registration statement on Form F-3 (Registration No. 333-273003) filed on June 29, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 1 to Form F-3 (File No. 333-273003) to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan on July 21, 2023.

Sumitomo Mitsui Financial Group, Inc.

By:	/s/ Jun Ohta
	Name:	Jun Ohta
	Title:	President and Group Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Form F-3 (File No. 333-273003) has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chairman of the Board	July 21, 2023
Takeshi Kunibe

/s/ Jun Ohta Jun Ohta	President and Group Chief Executive Officer (principal executive officer)	July 21, 2023

*	Director	July 21, 2023
Akihiro Fukutome

*	Director	July 21, 2023
Teiko Kudo

*	Director	July 21, 2023
Fumihiko Ito	(principal financial officer, principal accounting officer)

*	Director	July 21, 2023
Toshihiro Isshiki

*	Director	July 21, 2023
Yoshiyuki Gono

*	Director	July 21, 2023
Yasuyuki Kawasaki

*By:	/s/ Hirokazu Tanaka
Name: Hirokazu Tanaka, as attorney-in-fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	*
	Name:	Hirofumi Otsuka
	Title:	Senior Managing Executive Officer and Chief Executive Officer, Head of Americas Division, Sumitomo Mitsui Banking Corporation, New York Branch
	Date:	July 21, 2023
as the duly authorized representative of Sumitomo Mitsui Financial Group, Inc. in the United States

By:	/s/ Hirokazu Tanaka
	Name:	Hirokazu Tanaka, as attorney-in-fact